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                                                                      Exhibit 15


Horace Mann Educators Corporation
Springfield, Illinois

Re:    Registration Statement on Form S-8

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated May 2, 2002 and August 5, 2002, related to our reviews of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such reports are not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                 /s/ KPMG LLP

Chicago, Illinois
August 29, 2002